EXHIBIT 99.6

                             DISTRIBUTION AGREEMENT

         Distribution Agreement dated as of July 1, 1992 (the "Distribution Agreement") by and among FREEDOM DISTRIBUTORS CORPORATION, and JOHN HANCOCK BROKER DISTRIBUTION SERVICES, INC., both corporations organized under the laws of the Commonwealth of Massachusetts and having places of business at One Beacon Street, Boston, Massachusetts and 101 Huntington Avenue, Boston, Massachusetts, respectively (Freedom Distributors Corporation and John Hancock Broker Distribution Services, Inc. are collectively referred to herein as the "Distributor"), and FREEDOM INVESTMENT TRUST III, a Massachusetts business trust having a place of business at One Beacon Street, Boston, Massachusetts (the "Trust") which offers shares of beneficial interest in different series representing interests in separate portfolios of assets (each series being referred to herein as a "Fund" and such series being referred to herein collectively as the "Funds").

                                  WITNESSETH:

         In consideration of the agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties, it is agreed:

         1. Appointment of Distributor. The Trust hereby appoints Freedom Distributors Corporation and John Hancock Broker Distribution Services, Inc. each as distributors and as its exclusive agents to sell and distribute three separate classes of shares, Class A Shares, Class B Shares and Class C Shares, each as more fully described in Section 4 hereof (the Class A Shares, Class B Shares and the Class C Shares (if any) being collectively referred to herein as the "shares") of each Fund of the Trust in existence as of the date hereof (the "Initial Funds"). Distributor hereby accepts such appointment and agrees during the term of this Distribution Agreement to provide the services and to assume the obligations herein set forth. In the event that the Trust establishes one or more series of shares other than the Initial Funds with respect to which it desires to retain Distributor to serve as distributors and principal underwriters hereunder, it shall so notify Distributor in writing. If Distributor is willing to render such services, it shall so notify the Trust in writing, whereupon such series of shares shall become a Fund hereunder. In such event a writing signed by each of the Trust and Distributor shall be annexed hereto as a part hereof indicating that such additional series of shares has become a Fund hereunder.

         2. Sale of Shares. Shares of each Fund shall be sold at the offering price thereof as from time to time determined in the manner described in Section 4 hereof. The Trust agrees that it will not, without Distributor's consent, sell or agree to sell any shares of a Fund otherwise than through Distributor, except that the Trust may sell and/or issue shares for not less than the net asset value thereof (i) to such persons or classes of persons as may be indicated in the applicable Fund prospectus as from time to time amended and in effect, (ii) directly to holders of shares of any Fund upon such terms and for such consideration, if any, as it may determine, whether in connection with the distribution of subscription or purchase rights, the payment or reinvestment of distributions or dividends, the exercise of any applicable retirement privilege, or otherwise, (iii) to the shareholders of any other Fund or investment company for which the Trust's investment adviser acts as investment adviser in connection with the exercise of exchange privileges offered by the Trust, and
(iv) in connection with a merger, consolidation or acquisition of assets on such basis as may be authorized or permitted under the Investment Company Act of 1940 (the "1940 Act").

         3. Basis of Sale of Shares; Dealers. Distributor does not agree to sell any specific number of shares. Shares will be sold by the Distributor as agents for the Funds and Trust only against orders therefor. Distributor will not purchase shares except as agents for the Trust. Notwithstanding anything herein to the contrary, the Trust may terminate, suspend or withdraw the offering of shares whenever, in its sole discretion, it deems such action desirable. In connection with its performance of services hereunder, Distributor may engage other members in good standing of the National Association of Securities Dealers, Inc., to act as dealers in accordance with the terms of a dealer agreement in substantially the form attached hereto as Exhibit A.

         4. Offering Price. The offering price for shares of any Fund of the Trust shall be the "net asset value per share" for that Fund determined in accordance with the Master Trust Agreement of the Trust, as amended from time to time (the "Master Trust Agreement"); plus a sales charge which may be imposed
(i) on shares designated as Class A Shares at the time of purchase (the "Class A Shares") upon the terms and conditions and as described in the applicable Fund prospectus as from time to time amended and in effect or (ii) on shares designated as Class B Shares on a deferred basis upon certain redemptions of shares of the Funds (the "Class B Shares") upon the terms and conditions and as described in the applicable Fund prospectus as from time to time amended and in effect. In addition, the Trust may offer shares designated as Class C Shares of any Fund to certain investors at their net asset value without the imposition of any sales charges, either at the time of purchase or upon redemption (the "Class C Shares"). The net asset value per share for each Fund shall be determined at such time and on such days as are established by the Board of Trustees of the Trust from time to time.

         5. Compensation of Distributor.

                  (a) Initial and Deferred Sales Charges. Distributor shall be entitled to receive that portion of any sales charge or underwriting discount that is not allowed by the Distributor as a concession to dealers in connection with the sale of Class A Shares of a Fund and any applicable deferred sales charge on redemptions of Class B Shares of a Fund as described in the applicable Fund prospectus as from time to time amended and in effect.

                  (b) 12b-1 Expenses. The Trust has adopted a Distribution Plan pursuant to Rule 12b-1 under the 1940 Act (the "12b-1 Plan") attached hereto as Exhibit B, pursuant to which Distributor shall receive monthly payments from each Fund, with respect to the Class A Shares and the Class B Shares. Such 12b-1 payments shall be made at the rates and upon the terms and conditions set forth in the 12b-1 Plan as amended from time to time, including without limitation the maximum amounts set forth therein, during such period as the 12b-1 Plan shall be in effect with respect to such Fund or class of shares thereof. Class C Shares will not be subject to any distribution fees pursuant to the Trust's 12b-1 Plan. Distributor shall only use such 12b-1 payments for the purposes set forth in the 12b-1 Plan.

         6. Manner of Offering. Distributor will conform to the securities laws of any jurisdiction in which it sells, directly or indirectly, any shares of the Funds. Distributor also agrees to furnish to the Trust sufficient copies of any agreements, plans or sales literature it intends to use in connection with any sales of shares in adequate time for the Trust to file and clear them with the proper authorities before they are put in use, and not to use them until so filed and cleared.

         Distributor and the Trust shall have the right to accept or reject orders for the purchase of shares of the Trust. Any consideration which the Distributor may receive in connection with a rejected purchase order will be returned promptly to the prospective purchaser. Distributor, or its duly appointed transfer or shareholder servicing agent, agrees promptly to issue confirmations of all accepted purchase orders and to transmit a copy of such confirmations to the Trust. The net asset value of all shares which are the subject of such confirmations, computed in accordance with the applicable rules under the 1940 Act, shall be a liability of Distributor to the Trust to be paid promptly after receipt of payment from the originating dealer and not later than eleven calendar days after such confirmation even if Distributor has not actually received payment from the originating dealer. If the originating dealer shall fail to make timely settlement of its purchase order in accordance with the rules of the National Association of Securities Dealers, Inc., Distributor shall have the right to cancel such purchase order and, at Distributor's account and risk, to hold the originating dealer responsible. Distributor agrees promptly to reimburse the Trust for any amount by which the Trust's losses attributable to any such cancellation, or to accepted purchase orders, exceed contemporaneous gains realized by the Trust for either of such reasons in respect to other purchase orders. The Trust shall register or cause to be registered all shares sold by the Distributor pursuant to the provisions hereof in such name or names and amounts as Distributor may request from time to time. All shares of the Trust, when so issued and paid for, shall be fully paid and non-assessable.

         The Distributor agrees that if any person tenders to the Trust for redemption any shares of the Fund purchased from the Trust within seven days of the redemption request, the Distributor will promptly pay to the Trust the full sales commission paid with respect to the shares so tendered for redemption, such payment to be made (in the case of such a tender by the Distributor) by the Trust's withholding the amount thereof from payment upon redemption, and such payment to be made (in the case of such a tender by a person other than the Distributor) promptly after notification by the Trust to the Distributor of liability for such a payment; provided, however, that the Distributor shall not be obligated to make any such payments in respect of shares sold through Selected Dealers who have entered into Dealer Agreements with the Distributor in the form attached hereto as Exhibit A, which Dealer Agreements, insofar as they provide for similar payments by a Selected Dealer to the Trust, are intended to be for the benefit of the Trust.

         7. Securities Laws. The Trust has delivered to the Distributor a copy of each Fund's applicable prospectus as in effect on the date hereof. The Trust agrees that it will use its best efforts to continue the effectiveness of the Trust's Registration Statement under the Securities Act of 1933, as amended (the "Securities Act") and the 1940 Act. The Trust further agrees to prepare and file any amendments to its Registration Statement and any supplemental data as may be necessary in order to comply with the Securities Act and the 1940 Act. The Trust has already registered under the 1940 Act as an investment company, and it will use its best efforts to maintain such registration and to comply with the requirements of said Act.

         At the Distributor's request, the Trust will take such steps as may be necessary and feasible to qualify shares of the Funds for sale in states, territories or dependencies of the United States of America, in the District of Columbia and in foreign countries, in accordance with the laws thereof, and to renew or extend any such qualification; provided, however, that the Trust shall not be required to qualify shares or to maintain the qualification of shares in any state, territory, dependency, district or country where it shall deem such qualification disadvantageous to the Trust.

         The Distributor agrees that:

                  (a) Distributor shall furnish to the Trust any pertinent information required to be inserted with respect to the Distributor as Distributor within the purview of the Securities Act in any reports or registration required to be filed with any governmental authority;

                  (b) Distributor will not make any representations inconsistent with the Registration Statement or Prospectus of the Funds filed under the Securities Act, as from time to time amended.

                  (c) Distributor will not use, distribute or disseminate or authorize the use, distribution or dissemination by others in connection with the sale of shares of the Funds, any statement, other than those contained in the applicable Fund prospectus as from time to time amended and in effect, except such supplemental literature or advertising as shall be approved by the Trust;

                  (d) Distributor will conform to the requirements of all state and federal laws and the Rules of Fair Practice of the National Association of Securities Dealers, Inc. relating to the sale of shares of the Funds (including, without limitation, the maintenance of effective broker-dealer registrations as required); and

                  (e) Distributor will observe and be bound by all the provisions of the Master Trust Agreement (and of any fundamental policies adopted by the Trust pursuant to the 1940 Act, notice of which shall have been given to Distributor) which at the time in any way require, limit, restrict or prohibit or otherwise regulate any action on the part of Distributor.

         8. Quarterly Reports. Distributor will prepare reports to the Board of Trustees of the Trust on a quarterly basis showing the manner in which any distribution fees paid by the Trust to Distributor pursuant to the 12b-1 Plan in accordance with Section 5(b) hereof have been spent by Distributor for the preceding quarter.

         9. Allocation of Expenses.

                  (a) The Funds, either directly or through their investment adviser, will be responsible for, and shall pay its allocable portions of the expenses of:

                           (i) providing all necessary services, including fees and disbursements of counsel, related to the preparation, setting in type, printing and filing of any registration statement and/or prospectus required under the Securities Act or 1940 Act, or under state securities laws covering their shares, and all amendments and supplements thereto, the mailing of any such prospectus to existing shareholders, and preparing, setting in type, printing and mailing periodic reports to existing shareholders;

                           (ii) the cost of all registration or qualification fees relating to the Funds' shares;

                           (iii) the cost of preparing temporary and permanent share certificates for shares of the Funds, if any;

                           (iv) any and all federal and state (if any) issue and/or transfer taxes payable upon the issue by or (in the case of treasury shares) transfer from a Fund to Distributor of any and all shares distributed hereunder.

                  (b) Distributor agrees that, after the Funds' prospectus and periodic reports have been set in type, it will bear the expense of printing and distributing any copies thereof which are to be used in connection with the offering of shares to investors. Distributor further agrees that it will bear the expenses of preparing, printing and distributing any other literature used by the Distributor or furnished by it for use in connection with the offering of the shares for sale to the public, and any expenses of advertising in connection with such offering. It is understood and agreed that, so long as the 12b-1 Plan continues in effect, any expenses incurred by the Distributor pursuant to this Distribution Agreement or the dealer agreements, including the payment of sales commissions for Class B Shares of a Fund and service compensation for both Class A and Class B Shares of a Fund to account executives or dealers, may be paid from amounts received by Distributor from the Trust under the 12b-1 Plan.

                  (c) The Funds will be responsible for, and shall pay the expenses of, maintaining shareholder accounts and furnishing or causing to be furnished to each shareholder a statement of his account.

         10. Distributor Is Independent Contractor. Distributor shall be an independent contractor. Distributor is responsible for its own conduct, for the employment, control and conduct of its agents and employees and for injury to such agents or employees or to others through its agents or employees. Distributor assumes full responsibility for its agents and employees under applicable statutes and agrees to pay all employer taxes thereunder.

         11. Term of Contract. This Distribution Agreement shall become effective (i) with respect to the Initial Funds and each class of shares thereof, on the date of its execution, and (ii) with respect to any additional Fund or class of shares thereof, on the date of receipt by the Trust of notice from the Distributor in accordance with Section 1(a) hereof that the Distributor is willing to serve as Distributor with respect to such Fund or class of shares thereof. This Distribution Agreement shall thereafter continue in full force and effect, subject to the last sentence of this Section 11, for successive one-year periods with respect to each Fund and class of shares thereof so long as such continuance with respect to such Fund or class of shares thereof is approved at least annually (a) by either the Trustees of the Trust or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of such Fund or class of shares thereof, and (b) in either event, by the vote of a majority of the Trustees of the Trust who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of any such party or the Trust and who have no direct or indirect financial interest in the operation of the 12b-1 Plan or this Agreement (the "Qualified Trustees"), cast in person at a meeting called for the purpose of voting on such approval. This Distribution Agreement may remain in effect with respect to a Fund or class of shares thereof even if it has not been continued in accordance with this Section 11 with respect to one or more other Funds or class of shares thereof of the Trust.

         12. Termination. This Distribution Agreement may be terminated at any time with respect to the Trust or any Fund of the Trust, or any class of shares of any Fund, as the case may be, without the payment of any penalty, by the vote of (i) a majority of the Qualified Trustees, or (ii) a majority of the outstanding voting securities of the Trust or that Fund or that class of shares of any Fund, as the case may be, in each case on at least sixty (60) days' prior written notice to any other party to this Distribution Agreement. This Distribution Agreement may be terminated by Distributor on at least sixty (60) days' prior written notice to the Trust. The Distribution Agreement may remain in effect with respect to a Fund or a class of shares thereof even if it has been terminated in accordance with this Section 12 with respect to one or more Funds of the Trust or one or more classes of such Fund, as the case may be.

         13. Assignment. This Distribution Agreement may not be assigned by Distributor and shall automatically terminate in the event of its assignment as defined by the 1940 Act; provided, however, that the Distributor may employ or enter into agreements with such other person, persons, corporation, or corporations, as it shall determine in order to assist it in carrying out this Distribution Agreement including, without limitation, Dealers as contemplated by
Section 3.

         14. Indemnification by Distributor. Distributor agrees to indemnify and hold harmless the Trust or any other person who has been, is, or may hereafter be an officer, Trustee, employee or agent of the Trust against any loss, damage or expense reasonably incurred by any of them in connection with any claim or in connection with any action, suit, or proceeding to which any of them may be a party, which arises out of or is alleged to arise out of or is based upon any violation of any of its representations or covenants herein contained or any untrue statement or alleged untrue statement of a material fact, or the omission or alleged omission to state a material fact necessary to make the statements made not misleading, on the part of Distributor or any agent or employee of Distributor or any other person for whose acts Distributor is responsible or is alleged to be responsible (such as any dealer or person through whom sales are made pursuant to a dealer agreement with Distributor), whether made orally or in writing, unless such statement or omission was made in reliance upon written information furnished by the Trust. The term "expenses" for purposes of this and the next paragraph includes reasonable attorneys fees and amounts paid in satisfaction of judgments or in settlements which are made with Distributor's consent. The foregoing rights of indemnification shall be in addition to any other rights to which any of the foregoing indemnified parties may be entitled as a matter of law.

         15. Indemnification by Trust. The Trust agrees to indemnify and hold harmless the Distributor and each person who has been, is, or may hereafter be an officer, director, employee or agent of the Distributor against any loss, damage or expense reasonably incurred by any of them in connection with any claim or in connection with any action, suit or proceeding to which any of them may be a party, which arises out of or is alleged to arise out of or is based upon any untrue or alleged untrue statement of material fact, or the omission or alleged omission to state a material fact necessary to make the statements therein not misleading, contained in a Registration Statement of the Trust or applicable prospectus of the Trust or Funds, or any amendment or supplement thereto, unless such statement or omission was made in reliance upon written information furnished by the Distributor. The foregoing rights of indemnification shall be in addition to any other rights to which any of the foregoing indemnified parties may be entitled as a matter of law. Nothing contained herein shall relieve the Distributor of any liability to the Trust or its shareholders to which the Distributor would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties or reckless disregard of its obligations and duties hereunder.

         16. Non-Exclusive Agreement. The services of Distributor to the Trust hereunder shall not be deemed to be exclusive, and Distributor shall be free to
(a) render similar services to, and act as underwriter or distributor in connection with the distribution of shares of, other investment companies, and
(b) engage in any other businesses and activities from time to time.

         17. Amendment. This Distribution Agreement may be amended at any time by mutual agreement in writing of the parties hereto, provided that any such amendment is approved (i) by a majority of the Trustees of the Trust who are not interested persons of the Distributor or (ii) by the holders of a majority of the outstanding shares of the Funds.

         18. Governing Law; Counterparts. This Distribution Agreement shall be construed in accordance with the laws of the Commonwealth of Massachusetts. This Distribution Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

         19. Limitation of Liability. The term "Freedom Investment Trust III" means and refers to the Trustees from time to time serving under the Master Trust Agreement of the Trust dated June 16, 1989, as the same may subsequently hereto have been, or subsequently hereto may be, amended. It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Trust as individuals or personally, but shall bind only the trust property of the Trust, as provided in the Master Trust Agreement of the Trust. The execution and delivery of this Distribution Agreement have been authorized by the Trustees of the Trust and signed by the President of the Trust, acting as such, and neither such authorization nor such execution and delivery shall be deemed to have been made individually or to impose any personal liability, but shall bind only the trust property of the Trust as provided in its Master Trust Agreement. The Master Trust Agreement of the Trust further provides, and it is expressly agreed, that each Fund of the Trust shall be solely and exclusively responsible for the payment of its debts, liabilities and obligations and that no other Fund shall be responsible or liable for the same.

         20. Prior Agreements Superseded; Construction. This Distribution Agreement supersedes any prior agreement relating to the subject matter hereof between the parties hereto. Without limiting the generality of the foregoing, all references to the Trust's prospectus shall include all prospectuses thereunder.

         21. Notices. Notices under this Distribution Agreement shall be in writing and shall be addressed, and delivered or mailed postage prepaid, to the other parties at such address as such other parties may designate from time to time for the receipt of such notices. Until further notice to the other party, the address of each party to this Distribution Agreement for this purpose shall be as follows: Freedom Distributors Corporation, One Beacon Street, 4th Floor, Boston, Massachusetts 02108; John Hancock Broker Distribution Services, Inc., 101 Huntington Avenue, Boston, Massachusetts 02199, and Freedom Investment Trust III, One Beacon Street, 4th Floor, Boston, Massachusetts 02108.

         IN WITNESS WHEREOF, this Distribution Agreement has been executed for the Distributor and the Trust by their duly authorized officers, as of the date first set forth above.


                                               FREEDOM DISTRIBUTORS
                                               CORPORATION

                                               By: /s/ John Danello
                                                   -----------------------------
                                               Title:  President

                                               ATTEST: /s/ Elaine A. Borghesani
                                                       -------------------------
                                               Title: Asst. Vice President


                                               JOHN HANCOCK BROKER DISTRIBUTION
                                               SERVICES, INC.

                                               By: /s/ C. Troy Shaver, Jr.
                                                   -----------------------------
                                                   President


                                               ATTEST: /s/ Susan S. Newton
                                                       -------------------------
                                                       Secretary


                                               FREEDOM INVESTMENT TRUST III

                                               By: /s/ Hugh Dunlap, Jr.
                                                   -----------------------------
                                                   President

                                               ATTEST: /s/ John Danello
                                                       -------------------------
                                                       Secretary

67198.c1